EXHIBIT 10 (ll)

                                                  IDEA-SME Project No: H30601158

3143619 Canada Inc.
(Tirex Canada)
740 St-Maurice
Suite 201
Montreal (Qc)
H3C 1L5

Attention:     Mr. Vijay Kachru

      Subject: Contribution under IDEA-SME for International market development activities

Dear Sir:

      The Government of Canada, as represented by Canada Economic Development for Quebec Regions ("the Minister") hereby offers to make a repayable contribution under the Quebec SME Development Assistance Program (IDEA-SME) to 3143619 Canada Inc. (Tirex Canada). for the implementation of the project described in Appendix A, under the following conditions.

1.    THE AGREEMENT

1.1 The present letter of offer, including appendices A, B and C, constitutes an agreement legally binding on the parties once it has been fully accepted by the client ("the agreement").

2.    THE PROJECT

2.1 The client shall carry out the project at: Montreal, Quebec and in the United States of America.

2.2   The client shall

      .1    commence the project on or before April 30, 1998;

      .2    complete the project on or before March 31, 1999.

3.    THE CONTRIBUTION

3.1 Subject to the other provisions of this agreement, the Minister agrees to pay to the client a maximum contribution of $98,000, based on 50% of the approved eligible costs.

3.2 The Minister shall not contribute to any cost incurred by the client prior to February 25, 1998.

4.    TERMS AND CONDITIONS OF PAYMENT

4.1 On submission of a documented claim by the client, the Minister shall pay the contribution as follows:

      .1 no more than once per quarter, the Minister shall pay financial assistance corresponding to the eligible costs incurred and invoiced to the client;

      .2 payments made pursuant to paragraph 4.1.1 shall not exceed 90% of the authorized contribution.

      .3 once the project is completed to the Minister's satisfaction and all costs claimed have been paid, the Minister shall pay the balance of the contribution owing.

4.2   All payments to the client are subject to:

      .1 the submission of such invoices and other vouchers that the Minister may require;

      .2 the submission of any report or information that the Minister may reasonably require from the client.

4.3 The client shall have six months from the project completion date to submit its last claim for payment to the Minister, after which the minister is under no obligation to make payment in respect of the amount being claimed if he deems the delay to be unjustified.

4.4 The Applicant repay the actual amount of the contribution disbursed by the Minister according to the following schedule:

      June 30, 2001       1/15 of the amount actually disbursed by the Minister.
      June 30, 2002       2/15 of the amount actually disbursed by the Minister.
      June 30, 2003       3/15 of the amount actually disbursed by the Minister.
      June 30, 2004       4/15 of the amount actually disbursed by the Minister.
      June 30, 2005       5/15 of the amount actually disbursed by the Minister.

5.    OTHER GOVERNMENT ASSISTANCE

5.1 The Applicant states that he has neither requested nor received any other financial assistance for the purposes of the project.

5.2 The client agrees to disclose without delay, and in all cases no later than the moment that such assistance is received, any other assistance provided for the purposes of the project; and the client hereby acknowledges that the minister may reduce the amount of the contribution under this agreement by an amount equal to or less than the additional assistance anticipated or received.

6.    GENERAL CONDITIONS

6.1   Any notice shall be sent to the following address:

      .1    to the Minister

      Canada Economic Development for Quebec Regions
      3800-800 Stock Exchange Tower
      P.O. Box 247
      Montreal, Quebec
      H4Z 1E8

      Attention: Director
                 Montreal Island

      .2    to the client, at the address in the letter of offer.

6.2 The parties agree that any disclosure of this financial assistance shall be made in accordance with the provisions of section 6 of Appendix B.

6.3 In the event of incompatibility or conflict of interpretation between the letter of offer and Appendix A, on the one hand, and Appendix B, on the other, the latter shall prevail.

6.4 This offer shall become null and void if it is not returned duly signed and accepted without conditions by the client within 90 days of being sent by the minister.

      For further information, please contact Mr. Michael Ash at 283-3621, or the undersigned at 283-8153

                                               Yours truly,

                                               Suzanne Ouimet
                                               Director
                                               Montreal Island

Enclosures

Appendix A  Project Description
Appendix B  General Conditions
Appendix C  Fact Sheet for Press Release

The offer and related conditions are hereby accepted this

________________________ Day of ___________________________, 1998

3143619 Canada Inc.
(Tirex Canada)

_________________________________________________________________
(signature)

_________________________________________________________________
(Title)

_________________________________________________________________
(signature)

_________________________________________________________________
(Title)

PROJECT NUMBER: H30601158                                              ANNEX "A"

                               3143619 Canada Inc.

                                 (Tirex Canada)

                               PROJECT DESCRIPTION

OBJECTIVE OF THE PROJECT

      3143619 Canada Inc. (Operating under the name Tirex Canada and hereinafter referred to as "the Applicant") agrees to undertake market development work for the sale of tire recycling equipment referred to by the Applicant as the TCS-1, in the United States of America. The total cost of the activities, to be carried out over the space of one year, is estimated at $196,000. Certain activities may occur outside Canada and the United States of America, and such activities may, at the discretion of the Department, be deemed eligible in the event that it can be shown that the undertaking of such activities is important to the overall market development activities in the United States of America. The activities, as per the proposal submitted with this application, will, in general terms, comprise the activities enumerated below. Note that the Applicant is expected to undertake those activities which are consistent with the terms of the proposal and that the amounts listed for the various activities represent only estimates of the cost of such activities and are not to be interpreted as limitations by category. The Applicant may, within reason, substitute costs in one category for costs in another to the extent that the overall intent and methodology of the proposal is respected. The Applicant agrees to consult with the Department prior to undertaking any significant commitments for US market development activities which significantly deviate from those listed below, and to obtain Department authorization for such activities should it be the intention of the Applicant to produce claims under this Agreement for such activities. The Department reserves the right to accept costs for market development activities not specifically noted below if the Department is convinced that such activities are consistent with the overall objectives of the project and acceptance of such costs shall constitute an automatic adjustment of the Statement of Work. More specifically, the activities will include:

ESTIMATE OF COST OF MARKET DEVELOPMENT ACTIVITIES

Consulting contract (Robert Eller Associates
  and MD Technologies Inc.)                                             $107,000
Validation of results with processors and preliminary
  marketing, travel expenses and documentation                            25,000
Visits to prospective clients - consulting validation
  stage (see details below)                                               17,000
Preparation of samples                                                    10,000
Product literature                                                        15,000
Visits to prospective clients - market
  development stage (see details below)                                   22,000
                                                                        --------

TOTAL ELIGIBLE COST                                                     $196,000
                                                                        ========

Travel to and from clients - average 2 nights - consulting validation stage

--------------------------------------------------------------------------------
   Location        Airfare     Hotels   Meals  Local costs  Total per    Total
--------------------------------------------------------------------------------
Chicago              $900       $350    $150       $50       $1,450     $2,900
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Pittsburgh           $900       $240    $150       $50       $1,340     $2,680
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Dallas             $1,200       $230    $150       $50       $1,630     $3,260
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New York             $600       $400    $150       $50       $1,200     $2,400
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California           $900       $350    $150       $50       $1,450     $2,900
--------------------------------------------------------------------------------
Ohio                 $800       $250    $150       $50       $1,250     $2,500
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TOTAL                                                                   16,640
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ROUNDED                                                                $17,000
                                                                       =======

Travel to and from clients - average 2 nights - market development stage

--------------------------------------------------------------------------------
   Location        Airfare     Hotels   Meals  Local costs  Total per    Total
--------------------------------------------------------------------------------
Chicago              $900       $350    $150       $50       $1,450     $2,900
--------------------------------------------------------------------------------
Pittsburgh           $900       $240    $150       $50       $1,340     $2,680
--------------------------------------------------------------------------------
Dallas             $1,200       $230    $150       $50       $1,630     $3,260
--------------------------------------------------------------------------------
New York             $600       $400    $150       $50       $1,200     $2,400
--------------------------------------------------------------------------------
California           $900       $350    $150       $50       $1,450     $2,900
--------------------------------------------------------------------------------
Ohio (first trip)    $800       $250    $150       $50       $1,250     $2,500
--------------------------------------------------------------------------------
Ohio (second trip)   $800       $250    $150       $50       $1,250     $2,500
--------------------------------------------------------------------------------
New Jersey           $600       $250    $150       $50       $1,050     $2,100
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TOTAL                                                                  $21,240
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ROUNDED                                                                $22,000
                                                                       =======

COMPLEMENTARY NOTES

1. The undertaking of the project should, in general terms, respect the objectives, the project description, methodology and timing as indicated in the various documents submitted to the Federal Office of Regional Development - Quebec in support of the request for financial assistance. Costs estimated for individual cost categories are estimates and are not intended as limitations per category. Subject to note 3 below, the Applicant may, within reason, substitute costs in one category for another, as warranted by evolving commercial circumstances. The Applicant should obtain authorization from the Department for significant variations from the overall plan and such authorization should not unreasonably be withheld.

2.    Eligible costs specifically exclude:

      a) costs related to the hiring of a consultant with whom the Applicant is related as defined in the Income Tax Act;

      b) any taxes paid for which the Applicant is eligible for a refund or an input tax credit (e.g. GST/TVQ);

      c) any costs related to hospitality, entertainment and other costs of a similar nature.

3. The Department reserves the right to reduce costs claimed relative to hotels and subsistence where such amounts significantly exceed amounts specified by Treasury Board in the Travel Directive for federal public servants in travel status. These amounts are subject to revision on the first of April and the first of October of each year. Hotel rates and daily subsistence rates are available upon request. For information purposes only, as of the date of this Letter of Offer, the maximum daily rates for federal employees per person for meals is approximately US$50, and the maximum rates for federal employees benefitting from hotel corporate rates for selected cities, before local taxes, in US dollars, are as follows:

      New York    US$142    Dallas           US$ 71     Washington        US$113
      Seattle     US$ 79    San Francisco    US$ 96     Detroit           US$ 80
      Chicago     US$100    Atlanta          US$ 81     Philadelphia      US$ 89
      Miami       US$ 73    Boston           US$100     Baltimore         US$ 78
      Las Vegas   US$ 70    Los Angeles      US$100     Cleveland         US$ 78

      The provision of this information is intended as a guideline to the Applicant and should not be interpreted as an automatic allowance. The Applicant agrees that claims will be made on the basis of actual amounts incurred for hotel and meal expenses, and that claims for such expenses will include a detailed listing of such amounts. Amounts attempted to be claimed as an automatic "Per Diem" will be disallowed.

                                                                      APPENDIX B

                               GENERAL CONDITIONS

1.    Interpretation

Unless the context dictates otherwise, the following terms have the meaning stipulated, for the purposes of this agreement:

1.1 "Eligible costs": all the costs necessary to carry out the project. They may include:

   -  fees for professional and technical services;

   -  the cost of labour assigned to the project;

   -  equipment rental fees;

   - the cost of a demonstration project or of a development project for a process, product or service, and the dissemination of the results;

   -  the cost of producing and disseminating promotional material;

   -  the cost of organizing an exhibition, conference, seminar or symposium;

   -  the cost of organizing a contest or of awarding grants;

   - operating fees paid to an association of SME's or a support organization for SME's;

   -  travel expenses;

   - in exceptional cases, the cost of fixed assets deemed necessary to execute an eligible catalyst project, with the exception of the cost of land, motor vehicles not exclusively used on the project site and the portion of the cost of any asset that exceeds the fair market value of the asset.

1.2 "Authorized costs": eligible costs listed in Appendix A that are deemed reasonable and necessary to carry out the project, subject to the sharing ratios, restrictions and terms of this agreement.

1.3 "Approved costs": costs claimed by the client that are, in the minister's opinion, authorized costs.

1.4   "Government of Canada": Her Majesty the Queen in right of Canada.

2.    Duration of the Agreement

2.1 The effective date of the agreement is the date on which the minister receives a duly signed copy of the agreement.

2.2 The agreement shall terminate 12 months after the date on which the project is completed; in the case of a repayable contribution, the contract shall terminate on the date of the last repayment of the contribution.

3.    Representations and Undertakings by the Client

3.1 The client knows of no existing, imminent or probable legal proceedings, or no reason, fact or event that could seriously compromise the project's chances of success.

3.2 The client states that the project description in Appendix A faithfully reflects its intentions, and that the information contained therein are true, and that all relevant information has been disclosed.

3.3   Until the project is completed, the client undertakes to:

      .1 do everything necessary to carry out the project successfully and within the agreed upon schedule and costs, in workmanlike fashion and employing qualified personnel;

      .2 immediately disclose to the minister any fact or event that might, immediately or in the long term, jeopardize the project's chances of success;

      .3 comply with all laws, regulations, orders, and legal, quasi-legal and administrative decisions applicable to the client and to the project.

3.4 For the duration of this agreement, the client undertakes to do everything necessary to maintain its corporate existence and legal competence and inform the minister of any failure to do so.

3.5 For the duration of this agreement, the client undertakes not to amend the project with respect to its cost, scope, completion date, location or any other aspect, without the minister's prior written consent.

4.    Reports and Information

4.1 The minister may require the client to produce promptly, free of charge and without delay any information that the client has or may have concerning the project.

4.2 The client shall at all times ensure that the minister or his representative has access to its ledgers, information, documentation and receipts in respect of the project's costs and financing, as well as any other document that the minister may reasonably require for the purposes of this agreement.

4.3 The minister, through his own auditors or recognized chartered accountants, may conduct the audits provided for in the agreement, at the minister's expense and according to a reasonable time schedule.

4.4 For 24 months after the project completion date, the client shall, at its own expense

      .1 keep and hold available for examination and audit by the minister ledgers, accounts and cost records of the project; and

      .2 promptly supply upon request such data in respect of the project and its results as the minister may require to establish the level of financial assistance or for statistical purposes.

4.5 The minister agrees, subject to the Access to Information Act of Canada, to preserve the confidentiality of any data, reports and other information provided in confidence by the client pursuant to this agreement, and not to disclose them to any third party without the client's prior written consent.

4.6 In the case of a contribution for a study, should the client decide not to follow through with the consultant's recommendations, the client shall, upon request, cede to the minister all the information obtained or developed in consequence of the services provided by the consultant.

5.    Default and Recourse

5.1   The following constitute events of default:

      .1 a) the client becomes bankrupt or requests protection under the Bankruptcy and Insolvency Act;

            b) the client goes into receivership;

            c) an order is made in accordance with the Companies' Creditors Arrangement Act (c 36);

      .2 an order is made or resolution passed for the winding up of the client, or the client is dissolved;

      .3    the client ceases activities related to the project;

      .4 in the opinion of the minister, there has been a significant increase in the degree of risk relating to the execution of the project;

      .5 the client has made a false declaration or a false representation to the minister, directly or through its representatives;

      .6 a term, condition or undertaking provided in the agreement has not been fulfilled;

      .7    the client is not entitled to the contribution.

5.2 In the event of default, pursuant to clauses 5.1.1 and 5.1.2, all monies paid to the client under this offer of contribution shall become immediately due and payable.

5.3 If there is default, or if, in the minister's opinion, default is likely to occur pursuant to clauses 5.1.3 to 5.1.7, the minister may exercise any or all of the following remedies:

      .1 adjust the amount of the contribution and notify the client accordingly;

      .2 suspend any payment of the contribution, either for amounts due or future payments;

      .3 terminate the agreement and immediately end any financial obligation under the agreement;

      .4 require the immediate total or partial repayment of any financial assistance received.

5.4 The fact that the minister refrains from exercising a right conferred on him by this agreement shall not be construed as a waiver of that right.

6.    Announcements and Ceremonies

6.1 The client hereby agrees to a public announcement by the minister in the form of a press release containing the information outlined in Appendix C of this agreement.

6.2 The minister shall inform the client promptly in writing of the date on which the public announcement is to be made and the client shall maintain the confidentiality of this agreement until that date.

6.3 The client shall notify the minister in writing, at least 14 days in advance, of any official ceremony organized with regard to the project.

6.4 The client hereby consents to the participation of the minister or his representatives in any official ceremony.

7.    Notice

7.1 Any notice, information or document required to be sent under this agreement shall be effectively given if delivered by hand or sent by telex or facsimile. Any notice shall be deemed to have been received on delivery; any notice sent by telex or facsimile shall be deemed to have been received one working day after being sent; any notice sent by mail shall be deemed to have been received eight working days after being mailed.

7.2 Each of the parties may amend the address given in this agreement by informing the other party of its new address and any such changes shall come into force 15 days after receipt of the notice.

8.    General

8.1 No member of the House of Commons or Senator shall be admitted to any share or part of this agreement or to any benefit to arise therefrom.

8.2 The client confirms that no former public office holder in the Government of Canada benefits directly or indirectly from this agreement, or, that if such is the case, the said former public officer holder complies with the provisions of the Conflict of Interest and Post-Employment Code.

8.3 This agreement and its benefits shall not be assigned without the prior written consent of the minister.

8.4 The parties acknowledge that nothing in this agreement shall be construed as creating a partnership or joint venture or agency relationship between the minister and the client.

8.5 The parties hereto agree that this agreement be drafted in English only. Les parties a la presente entente acceptent qu'elle soit redigee en anglais seulement.

8.6 This agreement is made to the advantage and the benefit of the parties hereto, their respective successors and assigns, and is binding upon them.

8.7 This agreement is subject to and shall be construed in accordance with the laws of the province of Quebec.

8.8 Recourse provided under this agreement is cumulative and shall not exclude any other recourse provided by law.

8.9 Any payment due under this agreement is subject to there being an appropriation for the fiscal year in which the payment is to be made.

                                                                      APPENDIX C

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                               PROJECT FACT SHEET
                       FOR THE MINISTER AND PRESS RELEASE
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IDEA-SME                                       Project no  H30601158
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Client's name and address                      Resource persons:
3143619 Canada Inc.   (Tirex Canada)           Name      Mr. Terence C. Byrne
740 St-Maurice                                 Title     President
Suite 201                                      Telephone 878-0727
Montreal, Quebec                               Fax       878-9847
H3C 1L5
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Project location                               Federal riding
Montreal and USA.                              St-Henri-Westmount
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Project description: Market development activities in the United States of America for the sale of tire recycling equipment.
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Total cost of project            $196,000
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Authorized assistance (type of financial assistance and amount)

Repayable contribution

   50% X $196,000 = $98,000 MAXIMUM

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Effect on jobs (specify whether any will be created or preserved)

Mainly consulting work, job creation numbers not possible to estimate with any reliability at this time.
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Estimated project start date                   Estimated project completion date
April 30, 1998                                 March 31, 1999
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Date offer made                                Date offer accepted
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